              (11) STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                                       YEARS ENDED
                                                                      OCTOBER 27,      OCTOBER 29,      OCTOBER 30,
                                                                         1996             1995            1994
                                                                     ------------     ------------   ------------
Earnings per Common Share - Primary
  Average shares outstanding                                           42,590,581       41,405,428     41,042,134
  Net effect of dilutive stock options - based on the treasury
    stock method using average market price                                87,916          113,688        256,927
                                                                     ------------     ------------   ------------
    Totals                                                             42,678,497       41,519,116     41,299,061

  Income from continuing operations before extraordinary charge
    and cumulative effect of change in accounting principle          $ 26,045,894     $ 11,202,369   $ 52,317,557
  Income from discontinued operations                                     397,816        8,136,588     10,276,649
  Income from gain on sale of discontinued operations                  22,080,375        5,532,748
  Extraordinary charge on early extinguishment of debt                                                 (1,037,808)
  Cumulative effect of change in accounting for income taxes                                            4,468,386
                                                                     ------------     ------------   ------------

    Net income                                                       $ 48,524,085     $ 24,871,705   $ 66,024,784
                                                                     ============     ============   ============

Per Share Amount:
  Income from continuing operations before extraordinary charge
    and cumulative effect of change in accounting principle          $        .61     $        .27   $       1.27
  Income from discontinued operations                                         .01              .20            .25
  Income from gain on sale of discontinued operations                         .52              .13
  Extraordinary charge on early extinguishment of debt                                                       (.03)
  Cumulative effect of change in accounting for income taxes                                                  .11
                                                                     ------------     ------------   ------------
    Net income                                                       $       1.14     $        .60   $       1.60
                                                                     ============     ============   ============


Earnings per Common Share - Fully Diluted:
  Average shares outstanding                                           42,590,581       41,405,428     41,042,134
  Net effect of dilutive stock options - based on the treasury stock method using the quarter-end market price, if higher
    than average market price                                              97,569          113,688        264,408
  Assumed conversion of convertible debentures                          5,577,679         (A)           5,213,456
                                                                     ------------     ------------   ------------

    Totals                                                             48,265,829       41,519,116     46,519,998
                                                                     ============     ============   ============


  Income from continuing operations before extraordinary charge
    and cumulative effect of change in accounting principle          $ 26,045,894     $ 11,202,369   $ 52,317,557
  Add convertible debentures interest, net of income tax                4,806,760         (A)           4,110,057
                                                                     ------------     ------------   ------------

  Total from continuing operations before extraordinary charge
    and cumulative effect of change in accounting principle            30,852,654       11,202,369     56,427,614

  Income from discontinued operations                                     397,816        8,136,588     10,276,649
  Income from gain on sale of discontinued operations                  22,080,375        5,532,748
  Extraordinary charge on early extinguishment of debt                                                 (1,037,808)
  Cumulative effect of change in accounting for income taxes                                            4,468,386
                                                                     ------------     ------------   ------------

    Net income                                                       $ 53,330,845     $ 24,871,705   $ 70,134,841
                                                                     ============     ============   ============

Per Share Amount:
  Income from continuing operations before extraordinary charge
    and cumulative effect of change in accounting principle          $        .64     $        .27   $       1.21
  Income from discontinued operations                                         .01              .20            .22
  Income from gain on sale of discontinued operations                         .45              .13
  Extraordinary charge on early extinguishment of debt                                                       (.02)
  Cumulative effect of change in accounting for income taxes                                                  .10
                                                                     ------------     ------------   ------------

    Net income                                                       $       1.10     $        .60   $       1.51
                                                                     ============     ============   ============
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(A)      For the fiscal year 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures since they were not considered dilutive.